UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
CITIZENS, INC.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value or transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or
Registration Statement No.:
3) Filing Party:
4) Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF CITIZENS, INC.
A COLORADO CORPORATION
Executive Offices: 400 East Anderson Lane, Austin, Texas 78752
To the Shareholders of Citizens, Inc.:
Notice is hereby given that the Annual Meeting of Shareholders of Citizens, Inc. will be held Tuesday, June 6, 2006, at 10:00 a.m., Central Daylight Time, at the Executive Offices of the Company, 400 East Anderson Lane, Austin, Texas, for the following purposes:
(1)	To elect the members of the Board of Directors of the Company;

(2)	To ratify the appointment of Ernst & Young LLP as independent auditor for 2006; and

(3)	To transact such other business as may properly come before the Meeting or any adjournment thereof.
It is important, regardless of the number of shares you hold, that your stock be represented at the Meeting by a signed proxy card or personal attendance.
Shareholders are cordially invited to attend the meeting in person. Please complete and sign the enclosed proxy card and mail it promptly to the transfer agent in the envelope provided. No postage is required. Internet and telephone voting are also available through 11:59 p.m. Eastern Time the day prior to the annual meeting day. If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card. If you attend the meeting you may revoke your proxy and vote in person. IF YOUR SHARES ARE HELD IN STREET OR NOMINEE NAME, PLEASE RESPOND TO THE RECORD HOLDER’S COMMUNICATION WITH YOU AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

By Order of the Board of Directors

April 29, 2006	Marcia F. Emmons, Secretary

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 6, 2006
SOLICITATION OF PROXIES
PROXIES
RECORD DATE
QUORUM AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CONTROL OF THE COMPANY
PROPOSAL NO. 1 ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
CITIZENS, INC
COMPENSATION COMMITTEE
CERTAIN REPORTS
EXECUTIVE OFFICERS
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL ACCOUNTANT FEES AND SERVICES
CHANGE IN INDEPENDENT ACCOUNTANT
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
AUDIT COMMITTEE REPORT
AUDIT COMMITTEE
COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN AMONG CITIZENS, INC., NYSE MARKET INDEX AND HEMSCOTT GROUP INDEX
OTHER BUSINESS
ANNUAL REPORT AND OTHER MATERIAL
SHAREHOLDER PROPOSALS
CORPORATE GOVERNANCE INFORMATION AVAILABILITY
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

CITIZENS, INC.
400 East Anderson Lane
Austin, Texas 78752
April 29, 2006
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 6, 2006
SOLICITATION OF PROXIES
This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Citizens, Inc., for use at the Annual Meeting of Shareholders to be held Tuesday, June 6, 2006, at 10:00 a.m., Central Daylight Time, (the “Meeting”) at our Executive Offices located at 400 East Anderson Lane, Austin, Texas. This Proxy Statement and the enclosed proxy card were sent to our shareholders on or about April 29, 2006.
The following matters will be acted on at our Meeting:
•	Elect the members of our Board of Directors;

•	Ratify the appointment of Ernst & Young LLP as independent auditor for 2006; and

•	Transact such other business as may properly come before the Meeting or any adjournment thereof.
You are requested to complete the enclosed proxy card, sign where indicated, and return it to the Transfer Agent in the envelope provided, which requires no postage if mailed in the United States. Solicitation of proxies will be primarily through the mail. Proxies may also be solicited by personal solicitation, telephone or Internet, by our directors, officers and employees at no additional cost to us. We will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward soliciting material to the beneficial owners of our common stock held of record by such persons, firms, or institutions, and we will reimburse the forwarding expense. The cost of this solicitation will be borne by us.
PROXIES
Shares represented by properly executed proxies received by us prior to the Meeting will be voted as specified thereon. If a proxy fails to specify how it is to be voted on any proposal it will be voted FOR the director nominees listed in this proxy statement. A person giving a proxy shall have the power to revoke it at any time before it is voted by notifying our Secretary in writing or by personally withdrawing such proxy at the Meeting. With regard to election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Brokers who have not received instructions from their customers in uncontested elections may vote in the election of directors shares held in street name.

RECORD DATE
Only shareholders of record at the close of business on April 19, 2006 are entitled to vote at the Meeting. As of the record date, we had outstanding and entitled to vote 40,199,788 Class A shares of common stock and 1,001,714 Class B shares of common stock. Also outstanding as of the record date, were 29,014 shares of Series A Preferred Stock, entitled to vote based on the number of shares of Class A common stock into which such shares of Series A Preferred Stock are convertible as of the record date, (or 2,525,300 shares of Class A common stock).
QUORUM AND VOTING
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of each class of our common stock entitled to vote at the Meeting, including, for the purposes of the Class A common stock vote, the presence, in person or by proxy, of holders of Series A Preferred Stock voting on the basis of the number of shares of Class A common stock into which such shares of Series A Preferred Stock are convertible as of the record date, is necessary to constitute a quorum for that particular class of common stock at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum is not present or represented at the Meeting, the Shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn or recess the Meeting from time to time for up to thirty (30) days without notice, other than announcement at the Meeting, until a quorum is present or represented. At such reconvened Meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the Meeting as originally noticed.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
We have two classes of common stock. Both classes of common stock are equal in all respects, except that (i) Class B common shareholders elect a simple majority of the Board of Directors of the Company and Class A common shareholders elect the remaining directors; and (ii) Class A shareholders are entitled to receive, on a per-share basis, twice the cash dividends paid on a per-share basis to Class B shareholders. Each outstanding share of common stock has one vote in all matters to be considered at the Meeting. In the election of directors, the nominees receiving the highest number of votes cast in their favor will be elected to our board, subject to the right of the Class B shareholders to elect a simple majority of the directors.
As of the record date, there were 29,014 shares of Series A Preferred Stock outstanding, entitled to vote based on the number of shares of Class A common stock into which such shares of Series A Preferred Stock are convertible as of the record date, (or 2,525,300 shares of Class A common stock).
Management knows of no matters to be submitted at the Meeting with respect to which the shareholders are entitled to vote, other than the proposals described in this proxy statement. In the event other matters properly come before the Meeting, the persons named in the proxy will vote according to their best judgment.
The following table shows, as of April 19, 2006, certain information with regard to the beneficial ownership of our common stock:

•	by each of our executive officers and directors,
•	by all of our executive officers and directors as a group, and
•	by each person who is known by us to own beneficially more than 5% of our outstanding common stock.

	Shares Owned and	Percent of
Name and Address	Nature of Ownership(1)	Class
Harold E. Riley	4,850,780 Class A(2)	12.1%
400 E. Anderson Lane	1,001,714 Class B(2)	100.0%
Austin, TX 78752
Rick D. Riley	869,635 Class A(3)	2.2%
400 E. Anderson Lane Austin, TX 78752
Ray A. Riley	527,745 Class A(4)	1.3%
400 E. Anderson Lane Austin, TX 78752
Timothy T. Timmerman	9,088 Class A	(6)
4903 Whitethorn Court Austin, TX 78746
Steven F. Shelton	3,039 Class A	(6)
7359 Road X Lamar, CO 81052
Mark A. Oliver	18,708 Class A	(6)
400 E. Anderson Lane Austin, TX 78752
Marcia F. Emmons	45 Class A	(6)
400 E. Anderson Lane Austin, TX 78752
Dr. E. Dean Gage	1,480 Class A	(6)
Texas A&M University College of Veterinary Medicine College Station, TX 77843
Dr. Richard C. Scott	3,447 Class A	(6)
4638 Baylor Camp Rd. Crawford, TX 76638

	Shares Owned and	Percent of
Name and Address	Nature of Ownership(1)	Class
Grant G. Teaff	3,665 Class A	(6)
8265 Forest Ridge Waco, TX 76712
All executive officers	6,287,632 Class A	15.6%
and directors as	1,001,714 Class B	100.0%
a group (ten persons)
Gala Management Services, Inc. (as trustee of four non-U.S. trusts and/or record holder) Ave. Federico Boyd y Calle 51 Este #18 Edificio Scotia Plaza, Piso 10 Panama City, Panama	17,039,784 Class A	(5)

(1)	Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property law.

(2)	Owns 4,448,154 Class A shares directly and his spouse owns 402,622 Class A shares. The Harold E. Riley Trust, of which Mr. Riley is the controlling Trustee, owns all of the 1,001,714 issued and outstanding shares of Class B common stock.

(3)	Owns 498,809 Class A shares directly, 55,277 Class A shares as joint tenant with spouse, and 315,549 Class A shares indirectly as trustee for minor children.

(4)	Owns 304,700 Class A shares directly, 27,616 Class A shares as joint tenant with spouse, and 195,429 Class A shares indirectly as custodian for minor children.

(5)	This number and the information in this footnote was obtained from a Schedule 13D filed with the SEC on or about February 28, 2006. Galindo, Arias & Lopez is a Panamanian law firm which is the 100% owner of two trust companies, Gala Management Services, Inc. (“Gala”) and Regal Trust (BVI) Ltd. (“Regal”). The principal business of each of these companies is to act as trustee for two trusts each. The beneficiaries of these trusts are (i) non-U.S. CICA policyholders who, since 1987, have assigned their life insurance policy dividends, paid and payable by CICA, to two trusts administered by Gala and Regal (one trust each), and (ii) non-U.S. insurance sales associates of CICA who, since 1987, have assigned various life insurance policy sales commissions paid and payable to them to two trusts administered by Gala and Regal (one trust each). The purpose of each trust is to accumulate our Class A common stock for its beneficiaries. In order to join a trust, a policyholder or sales associate must certify that he or she is neither a citizen nor a resident of the United States. Currently, the trusts collectively have over 74,000 individual beneficiaries with average holdings per beneficiary of less than 0.1% of the Class A Common Stock, and no individual beneficiary’s holdings materially exceed such average. No beneficiary has power to direct a purchase or sale of the Class A Common Stock held by a trust so long as such beneficiary has not liquidated such beneficiary’s participation in such trust. Each beneficiary retains the sole right to vote the shares of Class A Common Stock as to which it is the beneficiary (and, as of August 9, 2005, Gala and Regal revoked and no longer accepted proxies). As such, neither Gala nor Regal obtain any information or takes any actions with respect to the voting by individual beneficiaries and does not disclose to any beneficiary the identity of other beneficiaries.

The reporting persons named below may be deemed to be a group as defined in Rule 13d-5(b) under the Securities Exchange Act of 1934 and, as such a group, may be deemed to beneficially own an aggregate of 17,039,784 shares of Class A Common Stock (42.0% of the outstanding Class A Common Stock as of the record date).

GAMASE Insured Trust holds 9,957,187 shares of the Class A Common Stock and may be deemed to beneficially own such shares pursuant to Rule 13d-3 (25.0% of the outstanding Class A Common Stock as of the record date).

Regal Policyholders Trust holds 5,800,108 shares of the Class A Common Stock and may be deemed to beneficially own such shares pursuant to Rule 13d-3 (14.0% of the outstanding Class A Common Stock as of the record date).

GAMASE Agents Trust holds 563,545 shares of the Class A Common Stock and may be deemed to beneficially own such shares pursuant to Rule 13d-3 (1.0% of the outstanding Class A Common Stock as of the record date).

Regal Associates Trust holds 718,944 shares of the Class A Common Stock and may be deemed to beneficially own such shares pursuant to Rule 13d-3 (2.0% of the outstanding Class A Common Stock as of the record date).

Gala is the sole trustee of GAMASE Insureds Trust and GAMASE Agents Trust, and therefore may be deemed to beneficially own 10,520,732 shares of the Class A Common Stock (26.0% of the outstanding Class A Common Stock as of the record date).

Regal is the sole trustee of Regal Policyholders Trust and Regal Associates Trust, and therefore may be deemed to beneficially own 6,519,052 shares of the Class A Common Stock pursuant to Rule 13d-3 (16.0% of the outstanding Class A Common Stock as of the record date).

Galindo, Arias & Lopez owns a 100% interest in each of the Gala Management and Regal, and therefore may be deemed to beneficially own 17,039,784 shares of the Class A Common Stock (42.0% of the outstanding Class A Common Stock as of the record date).

No reporting person has either sole or shared power to direct the vote with respect to any shares of Class A Common Stock.

(6)	Less than one percent (1%).
None of the above owns any of our Series A Preferred Stock. We are not aware of any arrangement, including any pledge by any person, of our common stock, the operation of which may at a subsequent date result in a change of control of the company.

CONTROL OF THE COMPANY
Harold E. Riley is deemed to be the “controlling shareholder” of our Company. Mr. Riley owns, directly and indirectly, 4,850,780 shares (12.1%) of the outstanding Class A common stock and 1,001,714 shares (100%) of the Class B common stock, which stock elects a majority of our Board of Directors.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Harold E. Riley has advised us that he intends to vote all of his Class A shares in favor of the Class A nominees and all of the Class B shares owned by the Harold E. Riley Trust in favor of the Class B nominees. Class A nominees receiving the highest number of votes cast in their favor will be elected to the Board of Directors. Cumulative voting in the election of directors is not permitted. The Class B nominees will be elected directors upon affirmative vote of the Class B shares by Harold E. Riley as controlling trustee of the Harold E. Riley Trust. If for any reason any nominee herein named is not a candidate when the election takes place (which is not expected), the proxy will be voted for the election of a substitute nominee at the discretion of the persons named in the proxy.
Listed below are the persons who have been nominated for election as our directors to serve for one year until the next Annual Meeting of Shareholders, or until their respective successors are duly elected and qualified. Class A shareholders will vote on the nominees indicated below for election by Class A shareholders, and Class B shareholders will vote on the Class B nominees.
Nominees for Election by Class A Shareholders

		Principal	Director
Name	Age	Occupation	Since
Dr. E. Dean Gage	63	Executive Director and Bridges Chair, Center for Executive Leadership, Veterinary Medical Education Texas A&M University College Station, TX	2000
Steven F. Shelton	50	Farmer/Rancher Lamar, CO	1993
Timothy T. Timmerman	45	President Commerce Properties, Inc.; Partner, Realcom Management Austin, TX	1989

Nominees for Election by Class B Shareholders

		Principal	Director
Name	Age	Occupation	Since
Mark A. Oliver	47	President and CEO of the Company Austin, TX	1997
Harold E. Riley	77	Chairman of the Board of the Company Austin, TX	1987
Rick D. Riley **	52	Vice Chairman of the Company; Chairman of the Board, President and CEO of CICA Life Insurance Company of America and subsidiaries Austin, TX	1989
Dr. Richard C. Scott	71	Former Vice President, Development, Baylor University Waco, TX	2000
Grant Teaff	72	Executive Director, American Football Coaches Association Waco, TX	2004

**	Son of Harold E. Riley, brother of Ray A. Riley. There are no other family relationships between or among the nominees to our Board and the Executive Officers.
Information concerning the nominees is set forth below:
Dr. E. Dean Gage, Executive Director and Bridges Chair, Center for Executive Leadership, Veterinary Medical Education, Texas A&M University, College Station, Texas, 2004 to present; Associate Dean of Professional Programs, College of Veterinary Medicine, Texas A&M University, College Station, Texas, 2001 to 2004; President Men’s Leadership Ministries, Bryan, Texas, from 1996 to 2000; Executive Director, Center for Executive Development College of Business, Texas A&M University, College Station, Texas, from 1994 to 1996; President, Texas A&M University, College Station, Texas from 1993 to 1994; Executive Vice President and Provost, Texas A&M University, College Station, Texas from 1989 to 1993.
Mark A. Oliver, our President and CEO from July 2005 to present; President, Chief Investment Officer and Treasurer from February 2004 to July 2005; President and Vice Chairman of our affiliates from February 1999 to present; President of us and our affiliates from March 1997 to February 1999; Executive Vice President, Chief Financial Officer, Secretary and Treasurer of us and our affiliates from 1990 to 1997; Treasurer and Chief Financial Officer of us and our affiliates from 1988 to 1990; Treasurer and Controller of us and our affiliates from 1984 to 1988.

Harold E. Riley, controlling stockholder; our Chairman of the Board from 1987 to present; Chairman of the Board of us and our affiliates from 1994 to 1999; Chairman of the Board and Chief Executive Officer of us from 1992 to 2000; Chairman of the Board and Chief Executive Officer of us and our affiliates from 1992 to 1999; President of us and our affiliates from November 1996 to March 1997; Chairman of the Board, Chief Executive Officer and President of us and our affiliates from 1987 to 1992; Chairman of the Board, President and Chief Executive Officer, Continental Investors Life Insurance Company from 1989 to 1992.
Rick D. Riley, our Vice Chairman since 2000; Vice Chairman and CEO from October 2000 to July 2005; Chairman of the Board of Directors, President and CEO of CICA LIFE Insurance Company of America and its affiliates, our subsidiary, from February 2004 to July 2005. Chairman of the Board of Directors, President and CEO of Citizens Insurance Company of America and its affiliates, our subsidiary, from February 1999 to January 2004; our Chief Administrative Officer and Secretary from October 1998 to February 1999; our Executive Vice President from September 1995 to 1998; our Chief Operating Officer from September 1995 to March 1997; our Chief Administrative Officer from 1994 to June 1995, and President thereafter until September 1995; our Executive Vice President and Chief Operating Officer from 1990 to 1991 and 1992 to 1994; President, Computing Technology, Inc. our subsidiary from 1991 to 1992; our Executive Vice President, Data Processing, from 1987 to 1991; Executive Vice President, Continental Investors Life Insurance Company from 1989 to 1992.
Dr. Richard C. Scott, Former Vice President, Development, Baylor University, Waco, Texas from 1996 to 2006; 1977 to 1996, Dean of Hankamer School of Business, Baylor University; 1972 to 1977, Associate Dean, Director of Graduate Studies, Professor of Management, Hankamer School of Business, Baylor University; 1971 to 1972, Acting Dean while Dean was on leave; 1968 to 1971, Associate Professor of Management, Director of Special Programs, Hankamer School of Business, Baylor University; 1964 to present, Consultant to various firms and governmental agencies in the areas of planning, management strategy, acquisition and sale of business and business evaluations; 1997 to January 2004, Director of Winnebago Industries; 1994 to 1997, Chairman of the Board of Trustees of Annuity Board of the Southern Baptist Convention; 1990 to 1997, Member of Executive Committee of the Board of Trustees of the Annuity Board of the Southern Baptist Convention; 1990 to 1994 Chairman of the Investment Committee of the Board of Trustees of the Annuity Board of the Southern Baptist Convention; 1989 to 1994, Member of Investment Committee of the Board of Trustees of the Annuity Board of the Southern Baptist Convention; 1988 to 1989, Member of the Finance Committee of the Board of Trustees of the Annuity Board of the Southern Baptist Convention; 1980 to 1987, Member of the Board of Directors of the Central National Bank; 1976 to present, Owner of controlling interest (with partner) in Trumas, Inc., a closely held corporation; 1976 to present, General partner of S&T Financial.
Steven F. Shelton, Rancher/Farmer from 1974 to present; Director, First Centennial Corporation, from January to October 1989 and August 1990 to 1992.
Timothy T. Timmerman, President, Commerce Properties, Inc. from 1990 to present; Partner, Realcom Management from 1990 to present
Grant Teaff, Executive Director, American Football Coaches Association from 1994 to present.

None of our directors is a director of any other company with a class of securities registered under the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.
What Constitutes Independence for non-employee Directors
Citizens determines whether a director is “independent” in accord with the NYSE requirements for independent directors (Section 303A of the NYSE’s Listed Company Manual). In order to be considered independent, other than in his capacity as a member of the Board of Directors or any board committee, a director may not accept any consulting, advisory or other compensation fee from Citizens, and is not an affiliated person of Citizens or any subsidiary. In addition to compliance with NYSE independence rules, the Board is also responsible to determine affirmatively that each independent director has no other material relationship with Citizens or its affiliates or any executive officer of Citizens or his or her affiliates. A relationship will be considered “material” if in the judgment of the Board it would impair their effectiveness or independent judgment as a director.
Your Board of Directors recommends a vote for the election of the Class A nominees by Class A shareholders. Proxies solicited by the Board of Directors will be voted for the nominees as indicated above unless instructions are given to the contrary.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
Our business affairs are conducted under the direction of our Board of Directors. The Board of Directors held three (3) meetings during 2005, at which all directors were present. We do not have an “attendance policy,” although our directors are expected to attend Board Meetings. The non-management directors hold regularly scheduled executive sessions in which those directors meet without management participation. The director chosen to preside at these sessions is determined on an informal basis at the time of the meeting.
To assist it in carrying out its duties, the Board has delegated certain authority to four separately-designated standing committees whose functions are described below:
Audit Committee
Members at December 31, 2005: Directors Scott, Gage and Timmerman

Number of Meetings in 2005: 10

Functions:

•	Assists the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance;

•	Responsible for the appointment, compensation and oversight of the work of the independent auditors;

•	Monitors the independence and performance of the Company’s independent auditors and internal auditors;

•	Maintains, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent auditors; and

•	Oversees compliance with the Company’s policies for conducting business, including ethical business standards.

•	Oversees the Company’s assessment of internal controls as required by the Sarbanes-Oxley Act.
The Board of Directors adopted a restated Audit Committee Charter in November 2002 and subsequently amended and restated the charter on April 22, 2004. The charter is posted on our website at www.citizensinc.com.
Our Board of Directors has determined that Dr. Richard C. Scott is qualified as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission. Dr. Scott served as Dean of Hankamer School of Business of Baylor University from 1972 to 1977; from 1971 to 1972 he was the Associate Dean, Director of Graduate Studies, Professor of Management, Hankamer School of Business, Baylor University. He also has been Associate Professor of Management, Director of Special Programs, Hankamer School of Business, Baylor University, since 1964.
Our Class A common stock is listed for trading on the New York Stock Exchange. Pursuant to NYSE rules, the Audit Committee is to be comprised of three or more directors as determined by the Board of Directors, each of whom shall be “independent.” Our Board of Directors has determined that all of the members of the Audit Committee are independent, as defined in the listing standards of the NYSE and the rules of the SEC.
Compensation Committee
Members at December 31, 2005: Directors Scott, Shelton and Timmerman
Number of Meetings in 2005: 1
Functions:
•	Assists the Board in overseeing the management of the Company’s human resources including:
➢	compensation and benefits programs;

➢	Chief Executive Officer performance and compensation;

➢	executive development and succession and diversity efforts.
•	Oversees the evaluation of management.
•	Prepares the report of the Committee on executive compensation.
The Compensation Committee’s policy is to offer the executive officers competitive compensation packages that will permit us to attract and retain individuals with superior abilities and to motivate and reward such individuals in an appropriate fashion in the long-term interests of the Company and its shareholders. Currently, executive compensation is comprised primarily of salary and a qualified profit-sharing plan.
Executive Committee
Members at December 31, 2005: Directors Harold E. Riley, Gage and Timmerman
Number of Meetings in 2005: 22
Functions:
•	Authority to manage the business affairs of the company.

•	May not take action when majority of all members of the Board is required by law or by our Articles of Incorporation or Bylaws.

•	Material actions by the committee are subsequently reviewed by the Board.

Nominating/Corporate Governance Functions
Our Board of Directors does not maintain a nominating/corporate governance committee with respect to (i) identifying, evaluating or recommending candidates for our Board of Directors, and (ii) shaping the corporate governance of the Company. Instead, these functions are performed by the full Board of Directors. Our Board does not maintain a nominating committee for the following reasons:
•	We are considered to be a “controlled” company since the majority of the members on our Board of Directors are elected by our Chairman, Harold E. Riley, through his beneficial ownership of all of our outstanding Class B common shares. Under NYSE rules, “controlled” companies are not required to maintain a nominating committee;

•	We are a mid-size company and we do not maintain a large number of directors as do many larger public companies; thus, we do not require a special committee whose sole purpose is to identify and evaluate a large director candidate pool or prepare corporate governance rules.

•	A majority of the directors on our Board of Directors are considered to be independent; thus, we believe that the nominating duties and corporate governance rules with respect to the Class A directors can be accomplished in a disinterested manner by our entire Board of Directors.
Our Board of Directors will consider a candidate for a Class A director position proposed by a shareholder. A candidate must be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. A shareholder wishing to propose a candidate for the Board’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Citizens, Inc., Board of Directors, 400 East Anderson Lane, Austin, Texas 78752, Attn.: Mark A. Oliver. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employer’s names and description of the employer’s business, educational background and any other biographical information that would assist the Board in determining the qualifications of the individual. The Board will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the prior year’s annual meeting for nomination at that annual meeting. The Board will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.
The Board evaluates nominees for directors recommended by shareholders in the same manner in which it evaluates other nominees for directors. Minimum qualifications include the factors discussed above.
Code of Ethics
Our Board of Directors has adopted a Code of Business Conduct and Ethics (“Code”), which we have posted on our website located at www.citizensinc.com. You may also obtain a copy of our Code by requesting a copy in writing addressed to Citizens, Inc. at 400 East Anderson Lane, Austin, Texas 78752, Attn: Mark A. Oliver or General Counsel, or by calling us at 512-837-7100.

Our Code provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. Among other things, the Code provides that:
•	We will comply with all laws, rules and regulations;

•	Our directors, officers and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities;

•	Our directors, officers and employees are to protect our assets and maintain our confidentiality;

•	We are committed to promoting values of integrity and fair dealing; and

•	We are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports.
Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code.
CITIZENS, INC.
Compensation Committee Report on Executive Compensation
The Compensation Committee of our Board of Directors, which is composed of three outside directors, makes recommendations to the Board concerning the compensation of our executive officers. In order to make such recommendations, toward the end of each year, the Committee evaluates the Company’s performance relative to its business plan and similar companies. Additionally, each executive officer’s contribution to our achievements during the year is evaluated.
The goal of the Compensation Committee is to ensure that we employ qualified, experienced executive officers whose financial interests are aligned with that of our shareholders. The Committee considers general industry practice and other factors in structuring compensation for our executive officials.
Salaries for each of our executive officers are determined by taking into consideration performance, length of tenure with the Company, compensation by industry competitors for comparable positions and career achievements. Salaries paid within the industry are weighted heavily in setting salary levels. No bonus or stock option plans exist; however, we have a profit sharing plan, where distribution is based on tenure. The Committee also believes that the cash compensation paid to our executive officers, including our Chairman and our Chief Executive Officer, is designed to align their interests with the goals of the Company and that their compensation is related directly to their performance as individuals with considerable experience and ability in the insurance industry.
Harold E. Riley was elected Chairman of the Board and Chief Executive Officer in 1987, although as the founder of the Company, his tenure began in 1968. In October 2000, he relinquished the position of Chief Executive Officer to Rick D. Riley, while remaining as Chairman. On July 19, 2005, Mark A. Oliver, President, assumed the additional position of Chief Executive Officer, while

Rick D. Riley remained Chief Executive Officer of the Company’s life insurance subsidiaries, and remained Vice Chairman of the Company. Harold Riley, Mark A. Oliver and Rick D. Riley have historically been, and currently are, employed by the Company on an “at-will” basis.
The Committee has conducted a thorough review of the performance of Harold E. Riley, Rick D. Riley and Mark A. Oliver, for the year 2005. This review included an evaluation of the progress made by the Company towards the attainment of its stated goals and the role such persons played in the achievement of our progress. The review also included a broad based comparison of salaries of senior executives of other public life insurance holding companies who are typically identified as comparable to the Company, and the manner in which such executives are compensated.
During 2005, we achieved significant progress in our corporate goals. The conversion of Security Plan Life Insurance Company internal systems to the Company’s processing systems was substantially completed. Additionally, efforts were focused on the consolidation of our various life insurance subsidiaries to achieve operational efficiencies. An emphasis was also placed on clearly establishing the corporate identity of Citizens, Inc. as a separate institution. New life insurance products were designed in 2005 that will be introduced in 2006, and which should become the foundation of the Company’s growth. In addition, our executive efforts as a group performed well in addressing operational issues we faced as a result of Hurricanes Katrina and Rita in Louisiana. These qualitative factors justified to a large part, the Committee’s determination of executive compensation for 2005. In addition, the Company made progress financially in 2005 compared to 2004. Despite the impact of Hurricanes Katrina and Rita in Louisiana, the location of the operations of Security Plan Life Insurance Company and Security Plan Fire Insurance Company, our home service business subsidiaries, the Company made progress financially in 2005 compared to 2004. Although our 2005 net income per share decreased from $0.17 in 2004 to $0.13 in 2005, our income before federal income tax grew sharply in 2005, reaching $11.8 million, a 45.8 % increase over like income in 2004 of $8.1 million. We experienced double digit increases in premium income and new insurance sales in 2005 over 2004.
Giving consideration to these factors, the Compensation Committee was encouraged by the progress the Company made during 2005, and it considers each of the above three persons to be valuable employees of the Company. Therefore, it is the opinion of the Compensation Committee that the salaries for Harold E. Riley, Rick D. Riley and Mark A. Oliver for 2006 be established at $750,004, $300,004, and $275,000, respectively.
COMPENSATION COMMITTEE
Richard C. Scott
Steven F. Shelton
Timothy T. Timmerman

CERTAIN REPORTS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Securities Exchange Act of 1934 requires that our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of such reports and amendments thereto furnished to us, we believe that during 2005, all reports were filed on a timely basis.
EXECUTIVE OFFICERS
The following table sets forth certain information concerning our executive officers who are elected annually by the Board of Directors at the first meeting of the Board following our Annual Meeting of Shareholders:

Name	Age	Position
Harold E. Riley (1)	77	Chairman of the Board
Rick D. Riley (2)	52	Vice Chairman
Mark A. Oliver (3)	47	President, Chief Executive Officer
Larry D. Welch (4)	39	Executive Vice President, Chief Operating Officer
Marcia F. Emmons(5)	50	Vice President, Secretary and General Counsel
Larry E. Carson (6)	52	Vice President, Financial Reporting and Tax, and Treasurer
Ray A. Riley(7)	45	Executive Vice President, Chief Marketing Officer

(1)	Mr. Harold E. Riley has served since 1987.

(2)	Rick D. Riley became Vice Chairman in December 1999. He has served in various capacities for the company and its affiliates since 1976.

(3)	Mark A. Oliver has served since 1987. Prior to becoming President in March 1997 and CEO in July 2005, Mr. Oliver served as Executive Vice President, Chief Financial Officer and Secretary/Treasurer.

(4)	Larry D. Welch assumed the position of Executive Vice President, Chief Operating Officer of the company in June 2005. Mr. Welch had served the company as Vice President, Policyowner Service, since May 2003.

(5)	Marcia F. Emmons assumed the position of Vice President, General Counsel and Secretary of the company in October 2002. Prior to that Mrs. Emmons provided legal services to various clients and she spent over 16 years as in house counsel with Sun Company, Inc. and its operating subsidiaries. Mrs. Emmons is a member of the Texas Bar Association and the Pennsylvania Bar Association.

(6)	Larry E. Carson joined the company as Vice President, Financial Reporting and Tax, and Treasurer in May 2005.

(7)	Ray A. Riley has served in various capacities for the Company since 1995.
********

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
The following table presents the aggregate compensation that was earned by our Chief Executive Officer for each of the past three years and, our four most highly compensated executive officers other than the Chief Executive Officer. There has been no compensation awarded to, earned by or paid to any employee required to be reported in any table or column in any fiscal year, other than what is set forth in the table below.
SUMMARY COMPENSATION TABLE
Annual Compensation

Name and				Other	All Other
Principal				Annual	Compensation
Position	Year	Salary	Bonus	Compensation	(1)

Harold E. Riley,	2005	$675,003	-0-	(2)	$28,767
Chairman	2004	$571,362			$31,456
	2003	$571,365			$35,758
Rick D. Riley,	2005	$283,465	-0-	(2)	$28,767
Vice Chairman	2004	$257,219			$31,456
	2003	$257,220			$35,758
Mark A. Oliver,	2005	$259,615	-0-	(2)	$20,548
President, Chief	2004	$229,527			$22,135
Executive Officer	2003	$233,855			$24,722
Ray A. Riley,	2005	$199,254	-0-		$4,623
Executive Vice	2004	$182,969			$4,660
President, Chief	2003	$157,277			$4,811
Marketing Officer
Clayton D. Dunham,	2005	$181,253	-0-		$7,705
Executive Vice	2004	$275,142			$5,242
President, Chief	2003	$255,200			$5,498
Marketing Officer (3)

(1)	Company contribution to qualified profit-sharing plan. The 2005 amounts represent the results of the 2004 plan year credited in 2005. The 2005 results will not be available until late 2006.

(2)	Includes the use of a Company automobile, the incremental cost of which is less than the lower of 10% of the total annual cash compensation or $50,000.

(3)	Mr. Dunham served as an officer of the Company until February 1999, and continued to serve as an officer of the Company’s subsidiaries until June 2005. He is no longer with the Company.
Our employees are covered under a non-contributory profit-sharing plan (the “Plan”). Under the terms of the Plan, all employees who have completed one year of service are eligible to participate. Vesting begins following completion of three years’ service and employees become fully vested after seven years’ service. We made a $300,000 contribution in 2003 and 2004, and $500,000 in 2005. Messrs. H. E. Riley, R. D. Riley, and M. A. Oliver had, $335,371, $396,322, and $194,573, respectively, vested under the Plan as of December 31, 2004, the last year for which allocations are complete. Messrs. R. A. Riley and C. D. Dunham had $33,169 and $41,823 vested in the Plan as of December 31, 2004.

During 2005, the members of Board of Directors who are not employees were paid $12,000 per year, and Committee members who are not employees were paid $600 per physical Committee meeting attended. Total directors’ fees paid by the company during 2005 were $71,800.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We are not aware of any transaction, or series of transactions, since January 1, 2005, or any currently proposed transactions, or series of transactions, to which we or any of our subsidiaries was to be a party, in which the amount involved exceeds $60,000 and in which any director, nominee for director, executive officer, more than 5% shareholder or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
During 2005 and 2004, we paid the following fees to KPMG LLP, our principal accountants:

	2005	2004
Audit Fees	$1,213,042	$964,800
Audit Related Fees	-0-	-0-
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-

Total	$1,213,042	$964,800

To help assure independence of the independent auditors, the Audit committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal auditor or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable Securities and Exchange Commission rules. This policy is set forth in our Amended Audit Committee charter. Of the fees shown in the table which were paid to our principal accountants in 2005, 100% were approved by the Audit Committee. SEC regulations and Company policy did not require pre-approval for non-audit services prior to 2003.

CHANGE IN INDEPENDENT ACCOUNTANT
On March 20, 2006, our Audit Committee dismissed KPMG LLP as our independent registered public accounting firm.
The audit reports of KPMG LLP on our consolidated financial statements for the 2004 and 2005 fiscal years contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contained an explanatory paragraph that stated “the Company’s policies and procedures did not provide for adequate and effective management oversight and review of the Company’s financial reporting process. Specifically, the Company did not revise its management oversight and review protocols to address changes in the qualifications of personnel performing financial reporting functions, and did not provide for effective cross-training of personnel performing financial reporting functions. As a result, numerous material errors were identified in the Company’s financial statement footnotes.” These errors were corrected prior to the issuance of our 2004 consolidated financial statements.
In connection with the audits of our consolidated financial statements of the two fiscal years ended December 31, 2005 and 2004, and the subsequent interim period through March 20, 2006, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG LLP advised us of the material weakness noted in the previous paragraph.
We provided a copy of the above disclosure to KPMG LLP and asked KPMG LLP to provide us with a letter addressed to the SEC stating whether or not KPMG LLP agreed with our statements. A copy of that letter, dated March 23, 2006, stating that KPMG LLP has no disagreements with our statements except that it was not in a position to agree or disagree with our statements that the change in auditors was approved by our Audit Committee and KPMG LLP was not in a position to agree or disagree with our statements about retaining Ernst & Young LLP as our independent registered public accounting firm, was filed as Exhibit 16.1 to our report on Form 8-K filed with the SEC on March 23, 2006.
On March 23, 2006, our Audit Committee engaged Ernst & Young LLP as our independent registered public account firm for the fiscal year ending December 31, 2006. During the 2004 and 2005 fiscal years and through March 23, 2006, we did not consult with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our statements, or any other matters that were either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
Our Audit Committee Charter provides that the Audit Committee shall have the sole authority and responsibility to select, evaluate and, if necessary, replace our independent accountants.
On March 23, 2006 our Audit Committee retained Ernst & Young LLP as our independent public registered accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2006.
We are asking the shareholders to ratify the appointment of Ernst & Young LLP by our Audit Committee as our independent public registered accounting firm for the fiscal year ending December 31, 2006. If the shareholders do not ratify this appointment, the Audit Committee will consider such results and determine whether to recommend and appoint a different independent public registered accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2006.
One or more members of the firm of Ernst & Young LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to answer questions.
Ratification of the appointment of Ernst & Young LLP as our independent public registered accounting firm requires the affirmative vote of the holders of a majority of the common shares and preferred shares, voting as one class, present or represented at the annual meeting, in person or by proxy, entitled to vote on this proposal. Abstentions will count as votes against the proposal. Broker non-votes do not count for voting purposes. The Board recommends a vote FOR such ratification.
AUDIT COMMITTEE REPORT
Our Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of our financial management, independent auditors and financial reporting procedures. The Audit Committee Charter was adopted in 2000. The Audit Committee Charter was updated and restated in April 2004 in order to meet the requirements of the Sarbanes-Oxley Act of 2002.
Management is responsible for preparing our financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors. The Audit Committee is also responsible for establishing procedures to address complaints regarding accounting, internal control or auditing issues, as well as the anonymous submission by employees of concerns regarding accounting or auditing matters. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

Dr. Richard C. Scott, the financial expert of the Audit Committee, as well as the other members of the Audit Committee, are independent directors as defined in the rules of the New York Stock Exchange. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including auditor independence. The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by our management and the independent accountants.
The Committee has discussed with KPMG LLP, our independent auditors for our 2003, 2004 and 2005 financial statements, the independent auditor’s matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the independent auditors provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee and the independent auditors have discussed the auditors’ independence from us and our management, including the matters in those written disclosures. Additionally, the Committee considered the financial information systems services and other non-audit services provided by the independent auditors and the fees and costs billed and expected to be billed by the independent auditors for those services. The Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent auditors are compatible with maintaining auditor independence.
The Committee has discussed with our independent auditors their evaluations of our internal accounting controls and the overall quality of our financial reporting.
In reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.
With the approval of the Board of Directors, the Audit Committee dismissed KPMG as our principal accountants and engaged Ernst & Young as our independent registered public accounting, effective March 23, 2006.
AUDIT COMMITTEE
Dr. Richard C. Scott
Dr. E. Dean Gage
Timothy T. Timmerman

COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG CITIZENS, INC.,
NYSE MARKET INDEX AND HEMSCOTT GROUP INDEX
The following graph represents a comparison of our preceding five-year cumulative total return, along with the total return of our peer group and a broad market index. The broad market index chosen was the NYSE Market Index. The peer group, which includes life, accident and health companies, was compiled by Hemscott Group Index.
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG CITIZENS, INC.,
NYSE MARKET INDEX AND HEMSCOTT GROUP INDEX
ASSUMES $ 100 INVESTED ON JAN 01, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005
COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES
AND/OR BROAD MARKETS

COMPANY	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/30/2005
Citizens, Inc.	100.00	180.71	123.15	165.61	119.64	102.36
Life Insurance	100.00	74.51	50.73	71.33	85.49	106.54
NYSE Market Index	100.00	91.09	74.41	96.39	108.85	117.84

Source:	HEMSCOTT, INC.
2108 Laburnum Avenue
Richmond, VA 23227

OTHER BUSINESS
Should any other business come before the Meeting, and management is not aware of any at this time and does not expect any, the persons named in the proxy will vote on such business as their best judgment and discretion indicates.
ANNUAL REPORT AND OTHER MATERIAL
A copy of our Annual Report to Shareholders has been mailed under separate cover. A copy of the report of the Compensation Committee and the Audit Committee of the Board of Directors and a Performance Graph regarding stockholder return accompany this Proxy Statement. No part of such material is incorporated herein and no part thereof is to be considered proxy-soliciting material.
Our Annual Report and Proxy Statement can be viewed on the Internet at www.citizensinc.com.
SHAREHOLDER PROPOSALS
Under the rules of the SEC, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2007 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 400 East Anderson Lane, Austin, Texas 78752 by January 2, 2007. The proposal should be sent to the attention of our Secretary.
The SEC also sets forth procedures under which shareholders may make proposals outside of the process described above or to introduce an item of business at an Annual Meeting of Shareholders. These procedures require that shareholders must submit items of business in writing to our Secretary at our principal executive offices. We must receive the notice of your intention to propose an item of business at our 2007 Annual Meeting no later than 45 days in advance of the 2007 Annual Meeting if it is being held within 30 days preceding the anniversary date (June 6, 2006) of this year’s meeting.
For any other meeting, the item of business must be received by the tenth day following the date of public disclosure of the date of the meeting. These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in our proxy statements.
Our Annual Meeting of Shareholders is generally held on the first Tuesday in June. Assuming that our 2007 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by April 21, 2007.
In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for shareholder proposals.

CORPORATE GOVERNANCE INFORMATION AVAILABILITY
Citizens, Inc.’s Compensation Committee Charter, Audit Committee Charter, and the Corporate Governance Guidelines are available on the Company’s website at www.citizensinc.com. The information is also available in print to any shareholder who makes a request. Please send a written request to the Secretary, Citizens, Inc., P. O. Box 149151, Austin, Texas 78714-9151, Attn: Secretary.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Any communication from a shareholder or interested party to the Board of Directors may be mailed to:
Citizens, Inc.
400 East Anderson Lane
Austin, Texas 78752
Attn: Board of Directors (or committee name or director’s name as appropriate)
It should be clearly noted on the mailing envelope that the letter is a “Board of Directors Communication.” All such communications should identify the author as a shareholder or interested party and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. This procedure for communicating with the Board of Directors is also posted on our website at www.citizensinc.com.

BY THE ORDER OF THE BOARD OF DIRECTORS

Austin, Texas	Marcia F. Emmons, Secretary

Date: April 29, 2006

Please Mark Here	☐
for Address
Change or
Comments
SEE REVERSE SIDE

	FOR all nominees listed below (except as indicated to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below			FOR	AGAINST	ABSTAIN
1. Election of Directors.	☐	☐	2.	Ratification of Ernst & Young LLP as independent auditors for 2006.	☐	☐	☐

Class A Nominees:	01 Dr. E. Dean Gage,		3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
	02 Steven F. Shelton, 03 Timothy T. Timmerman.

	PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

(Instruction: To withhold authority to vote for any nominee, write that nominee’s name on the line below.)

SIGNATURE(S)	Signature if held jointly	Dated	2006

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/cia		1-866-540-5760		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement
on the internet at www.citizensinc.com

CITIZENS, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned hereby appoints Mark A. Oliver, Rick D. Riley, Marcia F. Emmons or any of them with full power of substitution, as proxies to vote at the Annual Meeting of Shareholders of Citizens, Inc. (the “Company”) to be held on June 6, 2006 at 10:00 a.m., Central Daylight Time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side and in their discretion upon such other matters as may properly come before the meeting.
      This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

(To be signed on Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲
Please date, sign and mail your
proxy card back as soon as possible!
Annual Meeting of Shareholders
CITIZENS, INC.
June 6, 2006